UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2013 rue21, inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34536	25-1311645
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Commonwealth Drive Warrendale, Pennsylvania	15086
(Address of principal executive offices)	(Zip Code)

(724) 776-9780

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of rue21, inc.’s (“rue21” or the “Company”) press release dated July 3, 2013 announcing the expiration of the “go-shop” period and the early termination of the antitrust waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, in connection with the previously announced merger agreement, dated as of May 23, 2013, by and among the Company, Rhodes Holdco, Inc., and Rhodes Merger Sub, Inc., a wholly-owned subsidiary of Rhodes Holdco, Inc. Rhodes Holdco, Inc. and Rhodes Merger Sub, Inc. are beneficially owned by affiliates of Apax Partners, L.P. (“Apax”).

Additional Important Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed transaction, rue21 filed a Rule 13e-3 Transaction Statement and a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on June 21, 2013. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the registrant. Stockholders of rue21 are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about rue21, Apax, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by rue21 with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by rue21 by directing a written request to rue21, Attention Corporate Secretary, 800 Commonwealth Drive, Warrendale, Pennsylvania, 15086.

This report is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company. rue21, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of rue21 in connection with the proposed merger. Information about those executive officers and directors of rue21 and their ownership of rue21 common stock is set forth in the definitive proxy statement on Schedule 14A for rue21’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2013, and its Annual Report on Form 10-K for the year ended February 2, 2013, which was filed with the SEC on April 3, 2013. These documents may be obtained for free at the SEC’s website at www.sec.gov, and from rue21 by contacting rue21, Attention Corporate Secretary, 800 Commonwealth Drive, Warrendale, Pennsylvania, 15086. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction was included in the preliminary proxy statement on Schedule 14A which the Company filed with the SEC and may be updated or supplemented in the definitive proxy statement and other documents that rue21 intends to file with the SEC.

Forward-Looking Statements

This communication may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of this transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) rue21 may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of rue21 may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) rue21 may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of rue21 are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended February 2, 2013, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, rue21 undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rue21, inc.

By:	/s/ Stacy Siegal
Stacy Siegal
Senior Vice President and Chief Administrative Officer

July 3, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 3, 2013.